UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with an internal restructuring of certain of IDT Corporation’s (the “Registrant”) management and operations, on October 24, 2007, Morris Lichtenstein resigned as Chief Operating Officer of the Registrant and Yona Katz resigned as Executive Vice President of Business Development of the Registrant. Messrs. Lichtenstein’s and Katz’s resignations were accepted by the Board of Directors on October 24, 2007. Mr. Lichtenstein will assume the role of Chief Executive Officer of Registrant’s telecom division and Mr. Katz will assume the role of Chief Operating Officer of Registrant’s telecom division.

(c) On October 24, 2007, the Registrant’s Board of Directors elected Stephen R. Brown, 51, to succeed Mr. Lichtenstein as Chief Operating Officer, effective October 24, 2007. Mr. Brown joined the Registrant as its Chief Financial Officer in May 1995, a position he held until May 2006 and again from March 2007 through August 2007. Prior to his appointment as Chief Operating Officer, Mr. Brown served as Senior Vice President of the Registrant, a position he held since September 2007. Mr. Brown also served as Treasurer of the Registrant from March 2007 through August 2007, a position he previously held from June 2002 through May 2006. Mr. Brown has been the Chairman of IDT Carmel since June 2007. Mr. Brown served as a director of the Registrant from February 2000 through December 2006. He served as Co-Chairman of the Board of the Registrant’s IDT Entertainment subsidiary from November 2003, and as President and Treasurer of that division from December 2002, in each case until its sale in August 2006. Mr. Brown was a director of Net2Phone, Inc. from October 2001 to October 2004 and the Chief Financial Officer of IDT Spectrum from June 2005 to November 2005. From 1985 to May 1995, Mr. Brown operated his own public accounting practice. Mr. Brown received a B.A. in Economics from Yeshiva University and a B.B.A. in Business and Accounting from Baruch College.

There are no arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was appointed Chief Operating Officer, nor is there a family relationship between any director or executive officer and Mr. Brown. Since the beginning of the Registrant’s last fiscal year, Mr. Brown has had no direct or indirect material interest in any transaction exceeding $120,000 to which the Registrant was a party that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In addition, on October 24, 2007, the Registrant’s Board of Directors elected Mr. Lichtenstein, 43, as an executive officer of the Registrant with the title of Executive Vice President of Telecom, effective October 24, 2007. Mr. Lichtenstein served as the Chief Operating Officer of the Registrant from January 2006 to October 24, 2007. Prior to that, Mr. Lichtenstein served as the Registrant’s Executive Vice President of Business Development from January 2000 until January 2006, and as the Company’s Controller from January 1999 to December 1999. Mr. Lichtenstein also served as the Chief Executive Officer and Treasurer of IDT Telecom, Inc. from May 2001 until December 2005 and as the Chairman of the Board of Directors of IDT Telecom, Inc. from May 2001 until June 2007. Mr. Lichtenstein received a B.A. from Touro College.

(e) The Registrant’s Board of Directors has also approved an incentive compensation program for the Registrant’s telecom division’s management team and other key employees, of which the following three are named executive officers: Morris Lichtenstein, Marcelo Fischer and Yona Katz. The program, whose details are being finalized, provides for sharing with the Registrant’s telecom management positive cash flows generated by the businesses they operate or develop, as well as proceeds from monetization of assets and growth in the value created in the telecom division above an agreed upon base values over a four and a half year period. The incentive plan is accompanied by significant cuts in management base and non-performance based compensation and other reductions in SG&A to help bring the Registrant’s telecom division operations back to profitability.

A copy of the October 26, 2007 press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release of the Registrant, dated October 26, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: October 29, 2007

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EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of the Registrant, dated October 26, 2007.

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